Exhibit 5.2

August 11, 2026

National Fuel Gas Company

6363 Main Street

Williamsville, New York 14221

Re: National Fuel Gas Company Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to National Fuel Gas Company, a New Jersey corporation (the “Company”), in connection with its filing of a shelf Registration Statement on Form S-3 (the “Registration Statement”) including the prospectus constituting a part thereof (the “Prospectus”), to which this opinion letter is attached, filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). We have been requested by the Company to render this opinion in connection with the filing of the Registration Statement.

The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a “Prospectus Supplement”). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the registration of the sale by the Company of (i) debt securities of the Company (the “Debt Securities”), in one or more series, which may be issued pursuant to that certain Indenture dated as of October 1, 1999 (the “Indenture”) between the Company and The Bank of New York Mellon (formerly The Bank of New York), as trustee, (ii) shares of the Company’s common stock, $1.00 par value per share (the “Common Stock”), (iii) shares of the Company’s preferred stock, $1.00 par value per share, in one or more series (the “Preferred Stock”), (iv) depositary shares representing fractional shares of Preferred Stock of any series (the “Depositary Shares”), (v) stock purchase contracts or other agreements or instruments requiring the Company to sell shares of Common Stock (collectively, “Stock Purchase Contracts”), (vi) units, each representing ownership of a Stock Purchase Contract and either debt securities of the Company or U.S. Treasury securities that are pledged to secure the holders’ obligations to purchase shares of Common Stock under the Stock Purchase Contracts (the “Stock Purchase Units”), and (vii) units consisting of one or more of the securities described in the foregoing clauses (i) through (vi) above, in any combination (the “Units”). Certain Debt Securities may be convertible into and/or exchangeable for shares of Common Stock or Preferred Stock. Certain of the series of Preferred Stock may also be convertible into and/or exchangeable for shares of Common Stock or another series of Preferred Stock. The Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares, the Stock Purchase Contracts, the Stock Purchase Units and the Units are collectively referred to herein as the “Securities”.

In rendering our opinions contained in this letter, we have reviewed the Registration Statement, the Company’s Restated Certificate of Incorporation, as amended, the Company’s By-Laws, as amended and restated, and the Indenture. In addition, we have examined and relied on originals or

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copies certified or otherwise identified to our satisfaction of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate for the purposes of the opinions contained in this letter.

Based on the foregoing, and subject to the qualifications set forth in this letter, including as further described below, we are of the opinion that:

1.  With respect to any shares of Common Stock to be offered by the Company pursuant to the Registration Statement (“Offered Common Stock”), Offered Common Stock will be validly issued, fully paid and non-assessable provided that:

(A)

An appropriate prospectus supplement or term sheet with respect to Offered Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder;

(B)

The Board of Directors of the Company (the “Company Board”), or a duly appointed and authorized committee (an “Authorized Board Committee”) thereof, shall have taken appropriate action (i) to authorize and approve the issuance and sale of Offered Common Stock (including the terms and provisions thereof), the consideration to be received therefor (which shall be at least equal to the aggregate par value of such shares of Offered Common Stock) and related matters, (ii) to authorize and approve the form and substance of the documents to be used in connection with the issuance and sale of such Offered Common Stock (the “Stock Sale Documents”), and (iii) to take or, subject to specified guidelines, to delegate to appropriate officers or representatives of the Company the authority to take and, pursuant thereto, such officers or representatives shall have taken, all other final action necessary to consummate the authorization of the issuance and sale of such Offered Common Stock;

(C)

The terms of the issuance and sale of Offered Common Stock and of their issuance and sale pursuant to the Stock Sale Documents shall have been duly established in conformity with the terms as established by the Company Board or an Authorized Board Committee, shall not violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and shall comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property;

(D)	The Stock Sale Documents shall have been duly executed and delivered by or on behalf of the parties thereto and shall have become effective as therein provided;

(E)

Certificates in the form required under the New Jersey Business Corporation Act (the “New Jersey Act”) representing such Offered Common Stock shall have been duly executed, countersigned, registered and delivered (or, to the extent the Company Board or an Authorized Board Committee provides that some or all of the shares of Offered Common Stock are to be represented by uncertificated shares, then in such case, within

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a reasonable time after the issuance of such shares of uncertificated Offered Common Stock, the Company shall have sent to the registered owners thereof the written notice containing the information required to be set forth or stated on certificates as prescribed in the requirements set forth for uncertificated shares under the New Jersey Act), upon receipt of payment of the agreed upon consideration therefor and as contemplated by the Registration Statement and the Stock Sale Documents; and

(F)

Offered Common Stock (to the extent such shares of Common Stock are to be issued upon the conversion, exchange or exercise of any Debt Securities, series of Preferred Stock, Stock Purchase Contracts, or Stock Purchase Units, registered on the Registration Statement, when such shares have been duly issued and delivered as contemplated by the terms of the Indenture relating to such Debt Securities, the series of Preferred Stock, Stock Purchase Contracts, or Stock Purchase Units, respectively), when issued and sold in accordance with the applicable underwriting agreement with respect to such Offered Common Stock or any other duly authorized, executed and delivered valid and binding purchase or agency agreement will be issued for consideration that shall be at least equal to the aggregate par value of such shares of Common Stock.

2.  With respect to any shares of any series of Preferred Stock to be offered by the Company pursuant to the Registration Statement (“Offered Preferred Stock”), Offered Preferred Stock will be validly issued, fully paid and non-assessable provided that:

(A)

An appropriate prospectus supplement or term sheet with respect to Offered Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder;

(B)

The Company Board or an Authorized Board Committee shall have taken appropriate action (i) to authorize and approve the issuance and sale of Offered Preferred Stock (including the terms and provisions thereof), the consideration to be received therefor (which shall be at least equal to the aggregate par value of such shares of Offered Preferred Stock) and related matters, (ii) to authorize and approve the form and substance of the documents to be used in connection with the issuance and sale of such Offered Preferred Stock (the “Preferred Stock Sale Documents”), and (iii) to take or, subject to specified guidelines, to delegate to appropriate officers or representatives of the Company the authority to take and, pursuant thereto, such officers or representatives shall have taken, all other final action necessary to consummate the authorization of the issuance and sale of such Offered Preferred Stock;

(C)

The terms of the issuance and sale of Offered Preferred Stock and of their issuance and sale pursuant to the Preferred Stock Sale Documents shall have been duly established in conformity with the terms of the particular series of Preferred Stock as established by the Company Board or an Authorized Board Committee, shall not violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and shall

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comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property;

(D)

An amendment to the certificate of incorporation of the Company containing the terms of each new series of Preferred Stock has been authorized by the Company Board or an Authorized Board Committee and has been filed with the New Jersey State Treasurer;

(E)	The Preferred Stock Sale Documents shall have been duly executed and delivered by or on behalf of the parties thereto and shall have become effective as therein provided;

(F)

Certificates in the form required under the New Jersey Act representing such Offered Preferred Stock shall have been duly executed, countersigned, registered and delivered (or, to the extent the Company Board or an Authorized Board Committee provides that some or all of the shares of Offered Preferred Stock are to be represented by uncertificated shares, then in such case, within a reasonable time after the issuance of such uncertificated shares of Offered Preferred Stock, the Company shall have sent to the registered owners thereof the written notice containing the information required to be set forth or stated on certificates as prescribed in the requirements set forth for uncertificated shares under the New Jersey Act), upon receipt of payment of the agreed upon consideration therefor and as contemplated by the Registration Statement and the Preferred Stock Sale Documents; and

(G)

Offered Preferred Stock (to the extent such shares of Preferred Stock are to be issued upon the conversion, exchange or exercise of any Debt Securities, series of Preferred Stock or Depositary Shares, registered on the Registration Statement, when such shares have been duly issued and delivered as contemplated by the terms of the Indenture relating to such Debt Securities, the series of Preferred Stock, or Depositary Share Agreements, respectively), when issued and sold in accordance with the applicable underwriting agreement with respect to such Offered Preferred Stock or any other duly authorized, executed and delivered valid and binding purchase or agency agreement will be issued for consideration that shall be at least equal to the aggregate par value of such shares of Preferred Stock.

In rendering the foregoing opinions contained in this letter, we have assumed (a) the Company will remain validly existing and in good standing under the laws of the State of New Jersey; (b) the authenticity of original documents and the genuineness of all signatures; (c) the conformity to the originals of all documents submitted to us as copies; (d) each natural person signing any document reviewed by us had the legal capacity to do so; (e) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity; (f) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (g) the Registration Statement, and any amendments thereto (including post-effective amendments), will be effective under the Securities Act and comply with all applicable laws; (h) a prospectus supplement will have been filed with the Commission describing the Securities offered thereby; (i) all Securities will be issued and sold

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in compliance with applicable federal and state securities laws, including applicable provisions of “blue sky” laws, and in the manner stated in the Registration Statement and the applicable prospectus supplement; (j) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (k) the organizational documents of the Company, each as amended to the date hereof, will not have been amended from the date hereof in a manner that would affect the validity of any of the opinions contained in this letter; (l) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise, and the Company will receive valid consideration for such securities (which in the case of Common Stock or Preferred Stock shall be at least equal to the aggregate par value of such shares of Common Stock or Preferred Stock, as applicable); and (m) with respect to shares of Offered Common Stock or Offered Preferred Stock, that (x) in the case of an issuance of Common Stock, upon the issuance of such Common Stock, the total number of issued and outstanding shares of Common Stock plus the number of shares of Common Stock reserved for issuance will not then exceed the total number of shares of Common Stock that the Company is then authorized to issue under its certificate of incorporation, and (y) in the case of an issuance of shares of Preferred Stock, upon the issuance of such shares of Preferred Stock, the total number of issued and outstanding shares plus the number of reserved shares of the applicable series of Preferred Stock will not exceed the total number of shares of Preferred Stock or the number of shares of such series of Preferred Stock that the Company is then authorized to issue under its certificate of incorporation. We have also assumed the due authorization of the Registration Statement and the due authorization and valid execution and delivery by each of the Company and the other parties thereto of all transaction documents including any definitive purchase or other similar agreement with respect to any Securities offered (collectively, the “Transaction Documents”), and that the execution, delivery and prior performance of the Transaction Documents did not, and performance of the Transaction Documents will not, (i) violate, conflict with or result in a breach of, or require any consent under, the charters, bylaws or equivalent organizational documents of any such party or the laws of the jurisdictions of organization or applicable laws with respect to such parties, (ii) violate any requirement or restriction imposed by any order, writ, judgment, injunction, decree, determination or award of any court or governmental body having jurisdiction over it or any of its assets or (iii) constitute a breach or violation of any agreement or instrument that is binding upon such parties, and we have assumed that each such other party (in the case of parties which are not natural persons) has been duly organized and is validly existing and in good standing under its jurisdiction of organization, that each such other party has the legal capacity, power and authority (corporate or otherwise) to enter into, deliver and perform its obligations thereunder, and that each of the Transaction Documents constitutes the valid and legally binding obligation of all parties thereto, enforceable against them in accordance with its terms.

The opinions contained in this letter are expressed solely with respect to the laws of the State of New Jersey. We express no opinion as to matters involving the laws of any jurisdiction other than the laws of the State of New Jersey, and we express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without

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limitation, the enforceability of the governing law provision contained in any Securities and their governing documents. The opinions contained in this letter are limited to the present corporate laws of the State of New Jersey and to the present judicial interpretations thereof and to the facts as they presently exist. We undertake no obligation to advise you as a result of developments occurring after the date hereof or as a result of facts or circumstances brought to our attention after the date hereof. We are members of the New Jersey Bar and do not hold ourselves out as experts on the laws of any other jurisdiction. We have represented the Company in connection with certain transactions on matters relating to New Jersey corporate law, but do not generally represent the Company nor act as the Company’s regular outside counsel.

We hereby consent to the filing of copies of this letter as an exhibit to the Registration Statement and to references to us in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder. This letter speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this letter.

Very truly yours,

/s/ Lowenstein Sandler LLP

LOWENSTEIN SANDLER LLP